Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Koppers Holdings Inc.:

We consent to the incorporation by reference in the registration statements (No. 333‑215117) on Form S-3 and (Nos. 333-135449, 333-200144, 333-211957, and 333-219655) on Form S-8 of Koppers Holdings Inc. of our reports dated February 27, 2018, with respect to the consolidated balance sheets of Koppers Holdings Inc. and subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of operations, comprehensive income (loss), cash flows and shareholders’ equity for each of the years in the two-year period ended December 31, 2017, and the related notes and financial statement schedule listed in the Index at Item 15(a)2 (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10‑K of Koppers Holdings Inc.

/s/ KPMG LLP

Pittsburgh, Pennsylvania

February 27, 2018